UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 5, 2023

Date of Report (Date of earliest event reported)

Emo Capital, Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-54291	85-3929092
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

10409 Pacific Palisades Ave, Las Vegas, NV	89144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 661-519-5708

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On January 3, 2023, the Court appointed custodian and Board of Directors of Emo Captial, Corp. (the "Company") appointed Ming Du to the Board of Directors, effective January 3, 2023. Mr. Du will serve as a director with a term expiring at the Company's Annual Meeting of Stockholders in 2023.

Mr. Du, B.S., is the founder and served as the CEO of Shaanxi Chenao Agricultural Technology Co., Ltd from 2016 to 2018. As a director, he will help oversight the organic fertilizer business venture as Company has planned.

On January 3, 2023, the Court appointed custodian and Board of Directors of Emo Captial, Corp. (the "Company") appointed Wei Zhou to the Board of Directors, effective January 3, 2023. Mr. Zhou will serve as a director with a term expiring at the Company's Annual Meeting of Stockholders in 2023.

Mr. Zhou, Ph.D., associate professor research of germplasm innovation of major vegetables and crops including spinach, rice, hemp, etc. at the Florida A&M University, will help oversight the organic produces business venture as Company has planned.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMO CAPITAL, CORP.

Date: January 5, 2023	By:	/s/ J. Adam Guo
J. Adam Guo, President